THE BANK OF NEW
YORK
NEW YORKS FIRST BANK - FOUNDED 1784 BY
ALEXANDER HAMILTON
101 BARCLAY STREET, NEW YORK, N.Y. 10286
AMERICAN  DEPOSITARY  RECEIPTS



                                                July 11, 2003

U.S. Securities & Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549
Attn.:  Document Control

Re:   American Depositary Shares evidenced
by American Depositary Receipts for Ordinary
Shares of the nominal value of  5 Euros each
of Genesys S.A. (Form F-6 File No. 333-
13164)

************************

Dear Sir or Madam:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary
Receipts are to be issued, we enclose a copy of the revised prospectus (Prospectus) for
Genesys S.A.which reflects the nominal value change from 5 Euros to 1 Euros. As required by Rule 424(e) the right hand corner of the cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate for Genesys S.A.

Should you have any questions or comments please do not hesitate to contact me.


Sincerely,

/s/Thomas Abbott
Thomas Abbott
Assistant Vice President

		Tel# (212) 815- 4305

		Fax# (212) 510-3050


Encl.
cc:    Paul Dudek, Esq. (Office of International
Corporate Finance)